UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 4, 2009

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Designation of Principal Financial Officer

On August 4, 2009, Kevin T. Parker, Deltek’s Chairman, President and Chief Executive Officer, was designated as Deltek’s principal financial officer. Information relating to Mr. Parker can be found in Deltek’s Proxy Statement for the 2009 Annual Meeting of Stockholders.

Designation of Principal Accounting Officer

On August 4, 2009, Michael L. Krone, Deltek’s Senior Vice President, Corporate Controller and Assistant Treasurer, was designated as Deltek’s principal accounting officer.

Mr. Krone has served as Senior Vice President, Corporate Controller and Assistant Treasurer since July 2009 and joined Deltek as Vice President, Finance and Corporate Controller in August 2008. From August 2007 to July 2008, Mr. Krone, age 40, provided independent financial consulting services. From June 2006 to August 2007, Mr. Krone served as Vice President of Finance and Chief Accounting Officer at webMethods, Inc., a leading provider of business integration and optimization software. Prior to joining webMethods, Mr. Krone served as Public Services Industry Controller at BearingPoint, Inc., a global provider of management and technology consulting services, from March 2004 to June 2006. From 1998 to March 2004, Mr. Krone held various senior financial positions with Enterworks, Inc., a provider of enterprise information management solutions, including serving as Chief Financial Officer and Treasurer from August 2001 to March 2004.

Mr. Krone received his B.S. in Accounting from Shepherd University in 1992.

Mr. Krone’s employment agreement has no set term, and employment under it is at will. Mr. Krone’s annual base salary is $275,000. In addition, Mr. Krone is eligible to receive performance-based bonuses, to be paid quarterly, based on the satisfaction of agreed-upon targets. The target annual bonus to be received by Mr. Krone is $115,000. In addition, Mr. Krone will continue to be entitled to participate in Deltek’s standard benefit plans and programs for employees.

If Mr. Krone’s employment is terminated other than on the date of or within 18 months following a change in control either by Deltek without cause or by Mr. Krone for good reason, then Mr. Krone will be entitled to his then current base salary as of the date of termination for six months thereafter. In addition, upon any termination that entitles Mr. Krone to the foregoing severance benefits, Deltek will also continue his coverage (including any dependent coverage in place as of his termination date) under its medical benefit plan for 12 months at his cost at the active-employee premium rate. If Mr. Krone’s employment is terminated on the date of or within 18 months following a change in control either by Deltek or its successors without cause or by Mr. Krone for good reason, then Mr. Krone will be entitled to his then current base salary as of the termination date for 18 months thereafter, 150% of his then current target annual bonus (based on his target annual bonus in effect in the period in which he is terminated), and coverage (including any dependent coverage in place as of his termination date) under Deltek’s medical benefit plan for 18 months at his cost at the active-employee premium rate.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Employment letter, dated June 27, 2008, between Deltek, Inc. and Michael Krone

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel

Exhibit No.	Description

99.1	Employment letter, dated June 27, 2008, between Deltek, Inc. and Michael Krone